SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 28, 2007
GRUBB & ELLIS REALTY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32753	20-3426353

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-4900
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Wachovia Mortgage Loans
On September 28, 2007, an affiliate of Grubb & Ellis Realty Advisors, Inc. (“Realty Advisors” or the “Company”), Grubb & Ellis Company (“Grubb & Ellis”), through indirect, wholly-owned subsidiaries, entered into two (2) letter agreements (the “Letter Agreements”) with Wachovia Bank, N.A. (“Wachovia”) regarding the two (2) non-recourse mortgage loan financings in the aggregate principal amount of $120.5 million that Grubb & Ellis closed with Wachovia on June 15, 2007 (the “Wachovia Financing”). The Wachovia Financing, among other matters, was disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2007 (the “Prior 8-K”). The Prior 8-K noted, among other things, that upon the closing of that certain Membership Interest Purchase Agreement, dated as of June 18, 2007, by and among Realty Advisors, Grubb & Ellis and GERA Property Acquisition, LLC, a wholly owned subsidiary of Grubb & Ellis, the Company will acquire (the “Proposed Acquisition”) and indirectly own all right, title and interest in a portfolio of three office properties — the Danbury Corporate Center located in Danbury, Connecticut, Abrams Centre located in Dallas, Texas and 6400 Shafer Court located in Rosemont, Illinois (the “Properties”).
The Prior 8-K also disclosed that Realty Advisors will acquire the Properties subject to Wachovia Financing, which is secured by the Properties.
The Letter Agreements acknowledge a mutual mistake due to a scrivener’s error, incorrectly establishing the “Libor Margin” in the notes relative to the Wachovia Financing (the “Notes”) as LIBOR plus 170 basis points rather than LIBOR plus 250 basis points. The Letter Agreements provide that such mutual mistake is to be rectified by inserting a corrected slip page into each of the Notes.
The foregoing is a summary of the terms and conditions of the Letter Agreements, and does not purport to be a complete discussion of the Letter Agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Letter Agreements, copies of which are annexed as Exhibits to this Current Report on Form 8-K.
In connection with the Proposed Acquisition, Realty Advisors filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the preliminary proxy statement and, when it becomes available, the definitive proxy statement because it contains or will contain important information about Realty Advisors and the proposed acquisition. Investors and security holders may obtain a free copy of the definitive proxy statement (when it becomes available), and other documents filed by Realty Advisors with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement (when it becomes available) and other relevant documents may also be obtained free of charge from Realty Advisors by directing such request to: Grubb & Ellis Realty Advisors, Inc., 500 West Monroe, Suite 2800, Chicago, IL 60661, (312) 698-4900, Attention: Robert Slaughter. Investors and security holders are urged to read the proxy statement and other relevant material (when they become available) before making any voting or investment decisions with respect to the Proposed Acquisition.

The information in the preliminary proxy statement is not complete and may be changed. Before making any voting or investment decisions with respect to the Proposed Acquisition or any of the other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement, the Company’s stockholders and investors are urged to read the definitive proxy statement and other documents filed by the Company when they become available.
Realty Advisors and its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Realty Advisors in connection with the Proposed Acquisition and the other matters covered by the proxy statement. Information about Realty Advisors’ directors and executive officers is set forth in the preliminary proxy statement which was last filed with the SEC on September 24, 2007, as such information may be supplemented by the Company’s definitive proxy statement when filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
(d) The following are filed as Exhibits to this Current Report on Form 8-K:
10.1	Letter Agreement dated September 28, 2007 by and among Wachovia Bank, National Association, GERA Abrams Centre LLC and GERA 6400 Shafer LLC.

10.2	Letter Agreement dated September 28, 2007 by and between Wachovia Bank, National Association and GERA Danbury, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS REALTY ADVISORS, INC.
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Corporate Secretary

Dated: October 4, 2007

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